EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of Glen Burnie Bancorp (the “Company”) on Form 10-K for the fiscal year ended December 31, 2013 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Date: March 13, 2014	/s/ Michael G. Livingston
Michael G. Livingston
President, Chief Executive Officer
(Principal Executive Officer)

/s/ John E. Porter
John E. Porter
Chief Financial Officer
(Principal Financial Officer)